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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On January 24, 2008, Gold Crest Mines, Inc. entered into an Option and Royalty Sales Agreement  with Lesley Oberbillig Schwab, Carol A. Oberbillig, Janelle S. Oberbillig, Tracy Joy Burleigh, Alyson Dawn Schisel, Ronald M. Oberbillig, Karen Laurine Rowe, Kelly L. Oberbillig, Barbara A. Hawley, Nell H. Hawley, Victoria Hawley and Jess B. Hawley III, as the two Co-Trustees of the Article 5 ByPass Trust u/w Jess B. Hawley, Jr., Hawley Troxell Ennis & Hawley, LLP, GBSS Holding Co., LLC and ZY, LLC.  Pursuant to the terms of the Agreement, Gold Crest Mines, Inc. has been granted an exclusive option through August 15, 2008 to purchase a royalty right in real property located in Valley County, Idaho.  The royalty right consists of a 5% (five percent) royalty interest in all net smelter returns, net revenue and net mint returns.  The Royalty Right has a total Purchase Price of $1,642,480.  As consideration for entering into the Option Agreement, Gold Crest Mines, Inc. paid $400,000.  If Gold Crest Mines, Inc. elects to exercise this option on or before August 15, 2008, then there will be another payment upon closing in the amount of $400,000.  The remaining balance of the Purchase Price, $842,480 shall be in the form of a promissory note which will accrue interest at the rate of six percent (6%) per annum commencing on the Closing Date.   Commencing one (1) year from the Closing Date, five (5) annual payments of principal plus accrued interest in the amount of $200,000 will be due on the same day and month as the Closing Date and will end in the year 2013.

On January 24, 2008, Gold Crest Mines, Inc. entered into an Option and Real Property Sales Agreement  with JJO, LLC, an Idaho limited liability company and personal representative of the Estate of J.J. Oberbillig.  Pursuant to the terms of the Agreement, Gold Crest Mines, Inc. has been granted an exclusive option through August 15, 2008 to purchase real property located in Valley County, Idaho consisting of two parcels of patented mill site claims comprising approximately 135 acres and two parcels of patented lode mining claims comprising 120 acres.  The Property has a total Purchase Price of $435,620.  As consideration for entering into the Option Agreement, Gold Crest Mines, Inc. paid $125,000.  If Gold Crest Mines, Inc. elects to exercise this option on or before August 15, 2008, then there will be another payment upon closing in the amount of $100,000.  The remaining balance of the Purchase Price, $210,620 shall be in the form of a promissory note which will accrue interest at the rate of six percent (6%) per annum commencing on the Closing Date.   Commencing one (1) year from the Closing Date, five (5) annual payments of principal plus accrued interest in the amount of $50,000 will be due on the same day and month as the Closing Date and will end in the year 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:

/s/ Thomas H. Parker

Thomas H. Parker

President and CEO

Date: January 25, 2008

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